                                                                    EXHIBIT 4.3

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                    AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of January 31, 1998

                                    among

                     SPECIALTY EQUIPMENT COMPANIES, INC.
                                     and
                SPECIALTY EQUIPMENT MANUFACTURING CORPORATION,
                                as Borrowers,

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                  as Agent,


                                     and

                THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



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





                              TABLE OF CONTENTS


Section                                                                                                Page
ARTICLE 1   DEFINITIONS................................................................................  1
      1.1   Certain Defined Terms......................................................................  1
      1.2   Other Interpretive Provisions.............................................................. 17
      1.3   Accounting Principles...................................................................... 18

ARTICLE 2   THE CREDITS................................................................................ 18
      2.1   Amounts and Terms of Commitments........................................................... 18
      2.2   Loan Accounts.............................................................................. 18
      2.3   Procedure for Borrowing.................................................................... 18
      2.4   Conversion and Continuation Elections...................................................... 19
      2.5   Voluntary Termination or Reduction of Commitments.......................................... 21
      2.6   Optional Prepayments....................................................................... 21
      2.7   Letters of Credit.......................................................................... 22
      2.8   Repayment.................................................................................. 26
      2.9   Interest................................................................................... 26
      2.10  Fees....................................................................................... 27
            (a)   Agency Fee........................................................................... 27
            (b)   Unused Loan Fee...................................................................... 27
            (c)   L/C Fees............................................................................. 27
      2.11  Computation of Fees and Interest........................................................... 28
      2.12  Payments by Borrowers...................................................................... 28
      2.13  Payments by the Banks to the Agent......................................................... 29
      2.14  Sharing of Payments, Etc................................................................... 29
      2.15  Appointment of Borrower Representative..................................................... 30

ARTICLE 3   TAXES, YIELD PROTECTION AND ILLEGALITY..................................................... 30
      3.1   Taxes...................................................................................... 30
      3.2   Illegality................................................................................. 32
      3.3   Increased Costs and Reduction of Return.................................................... 32
      3.4   Funding Losses............................................................................. 33
      3.5   Inability to Determine Rates............................................................... 34
      3.6   Reserves on Offshore Rate Loans............................................................ 34
      3.7   Certificates of Banks...................................................................... 35
      3.8   Substitution of Banks...................................................................... 35
      3.9   Survival................................................................................... 35

ARTICLE 4   CONDITIONS PRECEDENT....................................................................... 35
      4.1   Conditions of Initial Loans................................................................ 35
            (a)   Credit Agreement and Notes........................................................... 35
            (b)   Resolutions; Incumbency.............................................................. 35
            (c)   Organization Documents; Good Standing................................................ 36
            (d)   Legal Opinion........................................................................ 36
            (e)   Payment of Fees...................................................................... 36
            (f)   Certificate.......................................................................... 36
            (g)   Other Documents...................................................................... 37
      4.2   Conditions to All Borrowings............................................................... 37
            (a)   Notice of Borrowing or Conversion/Continuation....................................... 37
            (b)   Continuation of Representations and Warranties....................................... 37
            (c)   No Existing Default.................................................................. 37

ARTICLE 5   REPRESENTATIONS AND WARRANTIES............................................................. 37

Section                                                                                                 Page
     5.1   Corporate Existence and Power................................................................. 37
     5.2   Corporate Authorization; No Contravention..................................................... 38
     5.3   Governmental Authorization.................................................................... 38
     5.4   Binding Effect................................................................................ 38
     5.5   Litigation.................................................................................... 38
     5.6   No Default.................................................................................... 39
     5.7   ERISA Compliance.............................................................................. 39
     5.8   Use of Proceeds; Margin Regulations........................................................... 40
     5.9   Title to Properties........................................................................... 40
     5.10  Taxes......................................................................................... 40
     5.11  Financial Condition........................................................................... 40
     5.12  Environmental Matters......................................................................... 41
     5.13  Regulated Entities............................................................................ 41
     5.14  No Burdensome Restrictions.................................................................... 41
     5.15  Copyrights, Patents, Trademarks and Licenses, etc............................................. 41
     5.16  Subsidiaries.................................................................................. 41
     5.17  Insurance..................................................................................... 41
     5.18  Swap Obligations.............................................................................. 42
     5.19  Full Disclosure............................................................................... 42
     5.20  Subordinated Debt............................................................................. 42
     5.21  Transfer of Operating Assets.................................................................. 42

ARTICLE 6  AFFIRMATIVE COVENANTS......................................................................... 42
     6.1   Financial Statements.......................................................................... 42
     6.2   Certificates; Other Information............................................................... 43
     6.3   Notices....................................................................................... 43
     6.4   Preservation of Corporate Existence, Etc...................................................... 44
     6.5   Maintenance of Property....................................................................... 45
     6.6   Insurance..................................................................................... 45
     6.7   Payment of Obligations........................................................................ 45
     6.8   Compliance with Laws.......................................................................... 46
     6.9   Compliance with ERISA......................................................................... 46
     6.10  Inspection of Property and Books and Records.................................................. 46
     6.11  Environmental Laws............................................................................ 46
     6.12  Use of Proceeds............................................................................... 46

ARTICLE 7  NEGATIVE COVENANTS............................................................................ 47
     7.1   Limitation on Liens........................................................................... 47
     7.2   Negative Pledge Agreements.................................................................... 48
     7.3   Disposition of Assets......................................................................... 48
     7.4   Consolidations and Mergers.................................................................... 49
     7.5   Loans and Investments......................................................................... 49
     7.6   Limitation on Indebtedness.................................................................... 50
     7.7   Transactions with Affiliates.................................................................. 50
     7.8   Use of Proceeds............................................................................... 51
     7.9   Contingent Obligations........................................................................ 51
     7.10  Joint Ventures................................................................................ 51
     7.11  Lease Obligations............................................................................. 51
     7.12  Restricted Payments........................................................................... 51
     7.13  ERISA......................................................................................... 52


Section                                                                                                   Page
     7.14   Change in Business............................................................................ 52
     7.15   Accounting Changes............................................................................ 52
     7.16   Amendment of Indenture........................................................................ 52
     7.17   Consolidated Liquidity Ratio.................................................................. 52
     7.18   Consolidated Senior Funded Debt to Cash Flow Ratio............................................ 52
     7.19   Consolidated Total Funded Debt to Cash Flow Ratio............................................. 53
     7.20   Consolidated Interest Coverage Ratio.......................................................... 53

ARTICLE 8   EVENTS OF DEFAULT............................................................................. 53
     8.1    Event of Default.............................................................................. 53
            (a)   Non-Payment............................................................................. 53
            (b)   Representation or Warranty.............................................................. 53
            (c)   Specific Defaults....................................................................... 53
            (d)   Other Defaults.......................................................................... 53
            (e)   Cross-Default........................................................................... 53
            (f)   Insolvency; Voluntary Proceedings....................................................... 54
            (g)   Involuntary Proceedings................................................................. 54
            (h)   ERISA................................................................................... 54
            (i)   Monetary Judgments...................................................................... 54
            (j)   Non-Monetary Judgments.................................................................. 55
            (k)   Change of Control....................................................................... 55
            (l)   Loss of Licenses........................................................................ 55
            (m)   Invalidity of Subordination Provisions.................................................. 55
     8.2    Remedies...................................................................................... 55
     8.3    Rights Not Exclusive.......................................................................... 56

ARTICLE 9   THE AGENT..................................................................................... 56
     9.1    Appointment and Authorization; "Agent"........................................................ 56
     9.2    Delegation of Duties.......................................................................... 56
     9.3    Liability of Agent............................................................................ 56
     9.4    Reliance by Agent............................................................................. 57
     9.5    Notice of Default............................................................................. 57
     9.6    Credit Decision............................................................................... 57
     9.7    Indemnification of Agent...................................................................... 58
     9.8    Agent in Individual Capacity.................................................................. 58
     9.9    Successor Agent............................................................................... 59
     9.10   Withholding Tax............................................................................... 59

ARTICLE 10  MISCELLANEOUS................................................................................. 60
      10.1  Amendment and Restatement; Amendments and Waivers............................................. 61
      10.2  Notices....................................................................................... 62
      10.3  No Waiver; Cumulative Remedies................................................................ 63
      10.4  Costs and Expenses............................................................................ 63
      10.5  Borrowers' Indemnification.................................................................... 63
      10.6  Payments Set Aside............................................................................ 64
      10.7  Successors and Assigns........................................................................ 64
      10.8  Assignments, Participations, etc.............................................................. 64
      10.9  Confidentiality............................................................................... 65
      10.10 Set-off....................................................................................... 66
      10.11 Automatic Debits of Fees...................................................................... 66

Section                                                                                                   Page
     10.12  Notification of Addresses, Lending Offices, Etc............................................... 67
     10.13  Counterparts.................................................................................. 67
     10.14  Severability.................................................................................. 67
     10.15  No Third Parties Benefited.................................................................... 67
     10.16  Designated Senior Indebtedness................................................................ 67
     10.17  Governing Law and Jurisdiction................................................................ 67
     10.18  Waiver of Jury Trial.......................................................................... 68
     10.19  Joint and Several Liability................................................................... 68
     10.20  Entire Agreement.............................................................................. 68

                            SCHEDULES AND EXHIBITS


SCHEDULES

Schedule 2.1       Commitments
Schedule 5.5       Litigation
Schedule 5.7       ERISA
Schedule 5.11      Permitted Liabilities
Schedule 5.12      Environmental Matters
Schedule 5.16      Subsidiaries and Minority Interests
Schedule 5.17      Insurance Matters
Schedule 7.1       Permitted Liens
Schedule 7.6       Permitted Indebtedness
Schedule 7.7       Transactions With Affiliates
Schedule 7.9       Contingent Obligations
Schedule 10.2      Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A          Form of Notice of Borrowing
Exhibit B          Form of Notice of Conversion/Continuation
Exhibit C          Form of Compliance Certificate
Exhibit D          Form of Legal Opinion of Borrowers' Counsel
Exhibit E          Form of Assignment and Acceptance
Exhibit F          Form of Promissory Note

                    AMENDED AND RESTATED CREDIT AGREEMENT


   This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is entered into as of January 31, 1998, among SPECIALTY EQUIPMENT COMPANIES, INC., a Delaware corporation ("Holding Co."), and its Wholly-Owned Subsidiary, SPECIALTY EQUIPMENT MANUFACTURING CORPORATION, a Delaware corporation ("Operating Co.") (Holding Co. and Operating Co. sometimes collectively referred to herein as "Borrowers", and individually as "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks", and individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger to Bank of America Illinois, as agent for the Banks.

   WHEREAS, Holding Co., the financial institutions named therein, and the Agent entered into that certain Credit Agreement, dated as of December 1, 1996, as amended by a First Amendment to Credit Agreement, dated as of January 15, 1997, and a Second Amendment to Credit Agreement, dated as of February 13, 1997 (the "Original Credit Agreement");

   WHEREAS, Holding Co. desires to transfer to Operating Co., pursuant to Holding Co.'s Plan of Internal Restructuring, substantially all of the assets and related liabilities of Holding Co.'s operating, manufacturing, sales and marketing assets (but not Holding Co.'s intellectual property rights, other than pursuant to licenses of such rights by Holding Co. to Operating Co.), and the Banks and the Agent are willing to consent to such transfer provided that Operating Co. becomes a party to the Original Credit Agreement as a borrower;

   NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrowers by the Banks, the parties hereto hereby agree to add Operating Co. as a party to the Original Credit Agreement as a borrower and to amend and restate the Original Credit Agreement as follows:


                                  ARTICLE 1

                                 DEFINITIONS

   1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

       "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that Borrower or the Subsidiary is the surviving entity.

       "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

       "AGENT" means BA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.9.

       "AGENT-RELATED PERSONS" means BA and any successor agent arising under
Section 9.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

       "AGENT'S PAYMENT OFFICE" means the address for payments set forth on
Schedule 10.2 or such other address as the Agent may from time to time specify.

       "Agreement" means this Amended and Restated Credit Agreement.

       "Applicable Margin" means

              (i) with respect to Reference Rate Loans, 0%;

              (ii) with respect to Fixed Rate Loans, 0.40%; and

              (iii) with respect to Offshore Rate Loans, 0.40%.

The Applicable Margin with respect to Fixed Rate Loans and with respect to Offshore Rate Loans will be increased to 0.625% for each day during which the outstanding principal amount of the Revolving Loan is greater than $25,000,000, unless and until Revolving Loan proceeds in an amount equal to $25,000,000 or more have been applied by Borrowers to repurchase Senior Subordinated Notes.

       "ASSIGNEE" has the meaning specified in subsection 10.8(a).

       "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

       "BA" means Bank of America National Trust and Savings Association, successor by merger to Bank of America Illinois.

       "BANK" has the meaning specified in the introductory clause hereto.

       "BANKERS aCCEPTANCES" means bankers acceptances issued by the Issuing Bank upon acceptance by the Issuing Bank of time drafts presented pursuant to Letters of Credit."

       "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

       "BORROWER REPRESENTATIVE" means Holding Co.

       "BORROWING" means a borrowing hereunder consisting of Loans of the same Type made to Borrowers on the same day by the Banks under Article 2, and, other than in the case of Reference Rate Loans, having the same Interest Period.

       "BORROWING DATE" means any date on which a Borrowing occurs under
Section 2.3.

       "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

     "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "CAPITAL EXPENDITURES" means all payments, including, without limitation, payments for Capital Lease Obligations, for any fixed assets or improvements, or replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

     "CAPITAL LEASE" shall mean any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any Capital Lease.

     "CHANGE OF CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert, including, without limitation, any acquisition effected by means of a merger or consolidation, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange
   Act) of 50% or more of the outstanding shares of voting stock of Holding Co., or (b) during any period of 25 consecutive calendar months, commencing on November 1, 1996, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of Holding Co. on the first day of each such period or (ii) subsequently became directors of Holding Co. and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Holding Co., to constitute a majority of the board of directors of Holding Co.

     "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(f), waived by the Person entitled to receive such payment).

     "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

     "COMMITMENT", as to each Bank, has the meaning specified in Section
   2.1.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C.

     "CONSOLIDATED CASH FLOW FROM OPERATIONS" shall mean, for any period, Consolidated Net Income for such period plus the aggregate amount deducted in determining such Consolidated Net Income in respect of the following, each determined in accordance with GAAP: (i) Consolidated Interest Expense,
   (ii) income taxes, (iii) depreciation, depletion and amortization,
   (iv) non-cash charges for non-recurring or extraordinary items, and (v) repurchase premiums incurred in connection with purchases of the Senior Subordinated Notes.

     "CONSOLIDATED CURRENT ASSETS" means, at any date of determination thereof, the aggregate amount of all cash, accounts receivable and inventory of Borrowers and their Subsidiaries.

     "CONSOLIDATED CURRENT ASSETS TO SENIOR FUNDED DEBT RATIO" means the ratio of (i) Consolidated Current Assets, to (ii) the aggregate Funded Debt of Borrowers and their Subsidiaries, excluding Subordinated Debt, computed on a consolidated basis.

     "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean the ratio of (i) Consolidated Cash Flow from Operations to (ii) Consolidated Interest Expense.

     "CONSOLIDATED INTEREST EXPENSE" shall mean gross interest expense of Borrowers and their Subsidiaries computed on a consolidated basis in accordance with GAAP, including, without limitation, amortization of debt discounts and the portion of any Capital Lease Obligation allocable to interest expense.

     "CONSOLIDATED  LIQUIDITY  RATIO"  shall  mean  the  ratio  of
   (i) Consolidated Current Assets, to (ii) the aggregate Funded Debt of Borrowers and their Subsidiaries, excluding Subordinated Debt, computed on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" shall mean, for any period, the aggregate net income (or net deficit) of Borrowers and their Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED SENIOR FUNDED DEBT TO CASH FLOW RATIO" means the ratio of (i) the aggregate Funded Debt of Borrowers and their Subsidiaries, excluding Subordinated Debt, computed on a consolidated basis in accordance with GAAP, to (ii) Consolidated Cash Flow From Operations for the four immediately preceding fiscal quarters.

     "CONSOLIDATED TOTAL FUNDED DEBT TO CASH FLOW RATIO" means the ratio of
   (i) the aggregate Funded Debt of Borrowers and their Subsidiaries computed on a consolidated basis in accordance with GAAP, to (ii) Consolidated Cash Flow From Operations for the four immediately preceding fiscal quarters.

     "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "CONVERSION/CONTINUATION DATE" means any date on which, under
   Section 2.4, Borrowers (a) convert Loans of one Type to another Type, or (b) continue as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

     "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United
   States.

     "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is
   (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

     "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of
   Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
   Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
   Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

     "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

     "EVENT OF Default" means any of the events or circumstances specified in Section 8.1.

     "EXCHANGE aCT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

     "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

     "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "FEE LETTER" has the meaning specified in subsection 2.10(a).

     "FIXED RATE" means the fixed interest rate per annum, determined solely by the Agent the first day of the applicable Interest Period for any Fixed Rate Loan, as the rate at which the Agent would be able to borrow funds in the Money Market in the amount of such Fixed Rate Loan and for a term equal to the applicable Interest Period. The Fixed Rate shall include adjustments for reserve requirements, federal deposit insurance and any other similar adjustment which the Agent deems appropriate. The Fixed Rate is the Agent's estimate only and neither the Agent nor the Banks are under any obligation to purchase or actually match funds for any transaction.

     "FIXED RATE LOAN" means a Loan that bears interest based on the Fixed
   Rate.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "FUNDED DEBT" means, at any date of determination thereof, the total of (a) all Indebtedness, that has a final maturity, or that is extendible or renewable at the option of the obligor to a date, one year or more after the date on which such Indebtedness is incurred, excluding all principal payments in respect thereof required to be made within one year from the date as of which Funded Debt is being determined, (b) all Guaranty Obligations with respect to such Indebtedness of others, and (c) in the case of Borrowers, the aggregate outstanding principal amount of all Revolving Loan borrowings to the extent not included in clause (a) above.

     "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation".

     "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through
   (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

     "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.5.

     "INDEMNIFIED PERSON" has the meaning specified in Section 10.5.

     "INDEPENDENT AUDITOR" has the meaning specified in subsection 6.1(a).

     "INDENTURE" means the Indenture, dated as of December 1, 1993, between Holding Co. and Harris Trust and Savings Bank, as Trustee, as amended by a Supplemental Indenture, dated as of December 1, 1993, among Holding Co., Bloomfield Industries Canada Limited and Harris Trust and Savings Bank, as Trustee, and by a Supplemental Indenture, dated as of January 31, 1998, among Borrowers and Harris Trust and Savings Bank, as Trustee.

     "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "INTEREST PAYMENT DATE" means, as to any Loan other than a Reference Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Reference Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

     "INTEREST PERIOD" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by Borrowers in its Notice of Borrowing or Notice of Conversion/Continuation; and (b) as to any Fixed Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Fixed Rate Loan, and ending on the day one through 30 consecutive days thereafter, as selected by Borrowers in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

        "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

        "ISSUING BANK" means BA in its capacity as issuer of Letters of Credit pursuant to Section 2.7.

        "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by any Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

        "LC DISBURSEMENT" shall mean any payment or disbursement made by the Issuing Bank under or pursuant to a Letter of Credit or a Bankers Acceptance.

        "LC EXPOSURE" shall mean, without duplication, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (b) the aggregate unpaid amount of all Bankers Acceptances outstanding at such time, plus (c) the aggregate amount which has been drawn under Letters of Credit or paid under Bankers Acceptances but for which the Issuing Bank or the Banks, as the case may be, have not been reimbursed by Borrowers at such time.

        "LC FACILITY COMMITMENT" shall have the meaning given such term in Section 2.7.

        "LC ISSUANCE FEE" shall have the meaning given such term in subsection 2.10(c).

        "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify Borrowers and the Agent.

        "LETTERS OF CREDIT" means letters of credit issued by the Issuing Bank for the account of any Borrower pursuant to Section 2.7.

        "LETTER OF CREDIT FACILITY" means the letter of credit facility established for Letters of Credit pursuant to Section 2.7.

        "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

        "LOAN" means an extension of credit by a Bank to Borrowers under
     Article 2, and may be a Reference Rate Loan, Fixed Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

        "LOAN DOCUMENTS" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

        "MAJORITY BANKS" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

        "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

        "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of any Borrower or Borrowers and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or any Subsidiary of any Loan Document.

        "MONEY MARKET" means one or more wholesale funding markets available to the Agent including domestic negotiable certificates of deposit, eurodollar deposits, bank deposits notes or appropriate money market instruments selected by the Agent.

        "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

        "NOTE" means a promissory note executed by Borrowers in favor of a Bank pursuant to Section 2.2, in substantially the form of Exhibit F.

        "NOTICE OF BORROWING" means a notice in substantially the form of Exhibit A.

        "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of Exhibit B.

        "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by Borrowers to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

        "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

        Offshore Rate =   LIBOR
                        -------
                           1.00 - Eurodollar Reserve Percentage

     Where,

          "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "LIBOR" means the rate of interest per annum determined by the Agent to be the rate of interest per annum quoted by BA (rounded upward, if necessary, to the next 1/16th of 1%) as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

        "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

        "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

        "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

        "PARTICIPANT" has the meaning specified in subsection 10.8(d).

        "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

        "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

        "PERMITTED LIENS" has the meaning specified in Section 7.1.

        "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

        "PLAN OF INTERNAL RESTRUCTURING" means the Plan of Internal Restructuring adopted by the Board of Directors of Holding Co. and approved by the stockholders of Holding Co. at the Annual Meeting of Stockholders of Holding Co. on April 30, 1997.

        "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

        "REFERENCE RATE" means the publicly announced reference rate of interest of BA or any Bank acting as successor agent pursuant to
     Section 9.9 hereof, as in effect from time to time, which rate is not intended to be the lowest or most favorable rate offered by BA or such Bank in effect at any time.

        "REFERENCE RATE LOAN" means a Loan that bears interest based on the Reference Rate.

        "REPLACEMENT BANK" has the meaning specified in Section 3.8.

        "REPORTABLE EVENT" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

        "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        "RESPONSIBLE OFFICER" means the chief executive officer or the president of Holding Co., or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of Holding Co., or any other officer having substantially the same authority and responsibility.

        "REVOLVING LOAN" has the meaning specified in Section 2.1.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        "SENIOR SUBORDINATED NOTES" means Holding Co.'s 11-3/8% Senior Subordinated Notes due 2003 issued pursuant to the Indenture which are outstanding on the Closing Date.

        "SUBORDINATED DEBT" means that portion of the Indebtedness of any Borrower and its Subsidiaries which is subordinated in a manner satisfactory in form and substance to the Banks as to right and time of payment of principal and interest thereon to any and all of the Obligations.

        "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of any Borrower.

        "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "SWAP TERMINATION VALUE" means, in respect of any one or more
Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by any Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

          "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

         "TERMINATION DATE" means the earlier to occur of:

             (a) November 30, 1998; and

             (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "TYPE" has the meaning specified in the definition of "Loan."

         "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" AND "U.S." each means the United States of
America.

         "UNUSED LOAN FEE" has the meaning specified in subsection 2.10(b).

         "UNIFORM CUSTOMS" has the meaning specified in subsection 2.7(d).

         "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by any Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.2   OTHER INTERPRETIVE PROVISIONS.

               (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                   (ii) The term "including" is not limiting and means "including without limitation".

                   (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

       1.3     ACCOUNTING PRINCIPLES.

               (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

               (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrowers.


                                  ARTICLE 2

                                 THE CREDITS

       2.1 AMOUNTS AND TERMS OF COMMITMENTS. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to Borrowers (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding, together with the Bank's Pro Rata Share of the L/C Facility Commitment, the amount set forth on Schedule 2.1 (such amount as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 10.8, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans, together with the L/C Facility Commitment, shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, Borrowers may borrow under this subsection 2.1, prepay under Section 2.6 and reborrow under this subsection 2.1.

       2.2 LOAN ACCOUNTS. The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be of the amount of the Loans made by the Banks to Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Loans. Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts.

       2.3    PROCEDURE FOR BORROWING.

              (a) Each Borrowing shall be made upon Borrower Representative's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:00 a.m. (Chicago time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; (ii) on the requested Borrowing Date, in the case of Fixed Rate Loans, and (iii) on the requested Borrowing Date, in the case of Reference Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) the Type of Loans comprising the Borrowing; provided that if the Notice of Borrowing fails to specify the type of Loan, the Loan shall be a Reference Rate Loan; and

                    (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Fixed Rate Loans or Offshore Rate Loans, such Interest Period shall be one day or one month, respectively.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:00 a.m. (Chicago time) one Business Day before the Closing Date and such Borrowing will consist of Reference Rate Loans only.

              (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

              (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of Borrowers at the Agent's Payment Office by 2:00 p.m. (Chicago time) on the Borrowing Date requested by Borrower Representative in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to Borrowers by the Agent at such office by crediting the account of Borrowers on the books of BA (or the commercial banking Affiliate of any successor agent appointed pursuant to
Section 9.9 hereof, as applicable) with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

              (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than five different Interest Periods in effect.

         2.4     CONVERSION AND CONTINUATION ELECTIONS.

                 (a) Borrower Representative may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                          (i) elect, as of any Business Day, in the case of Reference Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $500,000 in excess thereof) into Loans of any other Type; or

                          (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of Fixed Rate Loans or Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Fixed Rate Loans or Offshore Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of Borrowers to continue such Loans as, and convert such Loans into, Offshore Rate Loans or Fixed Rate Loans, as the case may be, shall terminate.

                 (b) Borrower Representative shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; (ii) on the Conversion/Continuation Date, if the Loans are to be converted into or continued as Fixed Rate Loans; and (iii) on the Conversion/Continuation Date, if the Loans are to be converted into Reference Rate Loans, specifying:

                                  (A)      the proposed Conversion/Continuation
                 Date;

                                  (B)      the aggregate amount of Loans to be
                 converted or continued;

                                  (C) the Type of Loans resulting from the proposed conversion or continuation; and

                                  (D)      other than in the case of
                 conversions into Reference Rate Loans, the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Fixed Rate Loans or Offshore Rate Loans, Borrowers have failed to select timely a new Interest Period to be applicable to such Fixed Rate Loans or Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, Borrowers shall be deemed to have elected to convert such Fixed Rate Loans or Offshore Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Borrower Representative, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, Borrowers may not elect to have a Loan converted into or continued as an Offshore Rate Loan or a Fixed Rate Loan.

                 (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than five different Interest Periods in effect.

       2.5 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. Borrowers may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments and this Agreement, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the sum of the then-outstanding principal amount of the Loans, plus the L/C Facility Commitment would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section , the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination. Upon the termination of the Commitments, this Agreement shall terminate, except for the provisions of Article 3, Section 10.5 and such other provisions hereof which are specified as surviving the payment of the Obligations.

       2.6 OPTIONAL PREPAYMENTS. Subject to Section 3.4, Borrowers may, at any time or from time to time, upon irrevocable notice to the Agent, prepay outstanding Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof, with such notice to be received by the Agent not later than 10:00 a.m. (Chicago time) one Business Day prior to any such prepayment. Such notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.4. Reference Rate Loans may be prepaid without prior notice. Unless the Agent is instructed otherwise by Borrowers in writing, any prepayments pursuant to this Section 2.6 shall be applied first to any Reference Rate Loans. Borrowers may from time to time (upon notice and procedures stated in Section 2.3 hereof) reborrow amounts which have been paid by Borrowers as optional prepayments.

       2.7     LETTERS OF CREDIT.

       (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Issuing Bank agrees, at any time and from time to time on or after the Closing Date until the Termination Date, to issue and deliver or to extend the expiry of Letters of Credit and/or Bankers Acceptances for the account of any Borrower in an aggregate undrawn amount at any one time outstanding which does not exceed (i) $19,000,000 during the period from January 15, 1997 through and including April 14, 1997, and (ii) $15,000,000 at all other times (the "L/C Facility Commitment"); provided, however, that the Issuing Bank shall not issue or extend the expiry of any Letter of Credit or Bankers Acceptance if, immediately after giving effect to such issuance or extension the aggregate outstanding principal balance of the Revolving Loans and the LC Exposure would exceed the aggregate Commitments. Each Letter of Credit (x) shall be in a form approved in writing by Borrower Representative, the Agent and the Issuing Bank, (y) shall be in a minimum principal amount of $5,000 and (z) shall permit drawings upon the presentation of one or more sight drafts, or one or more time drafts for a period not to exceed six months, and such other documents as shall be specified by Borrower Representative in the applicable notice and Application delivered pursuant to subsection 2.7(c) below.

       (b) Each Letter of Credit shall by its terms expire not later than the earlier of (i) the first anniversary of the date of issuance or extension (subject to extension for additional one-year periods by the Issuing Bank as contemplated by paragraph (a) above) and (ii) the Termination Date. Each Bankers Acceptance shall have a term of six months or less. Each Letter of Credit and each Bankers Acceptance shall by its terms provide for payment of drawings in dollars.

       (c) Borrower Representative shall give the Issuing Bank written or telecopy notice not later than 10:00 a.m., Chicago time, two Business Days (or such shorter period as shall be acceptable to the Issuing Bank and the

Agent) prior to any proposed issuance of a Letter of Credit. Each such notice shall refer to this Agreement and shall specify (i) the date on which such Letter of Credit is to be issued (which shall be a Business Day), the face amount of such Letter of Credit (which shall be an amount in dollars), (ii) the name and address of the beneficiary, (iii) whether such Letter of Credit shall permit a single drawing or multiple drawings, (iv) the form of the sight draft or time draft, as the case may be, and any other documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof) and (v) the expiry date of such Letter of Credit (which shall conform to the provisions of paragraph (b) above). At the time of each request by Borrower Representative that a Letter of Credit be issued, the Issuing Bank, at its option, may require Borrowers to execute and deliver to the Issuing Bank an application for such Letter of Credit in the form customarily prescribed by the Issuing Bank to issue Letters of Credit (the "Applications"). This Agreement supersedes any terms of the Applications which are inconsistent with the terms hereof. The Issuing Bank shall give the Agent, which shall in turn give to each Bank, prompt written or telecopy advice of any notice received from Borrower Representative pursuant to this subsection.

       (d) By the issuance of a Letter of Credit or Bankers Acceptance and without any further action on the part of the Issuing Bank or the Banks in respect thereof, the Issuing Bank hereby grants to each Bank, and each Bank hereby agrees to and does acquire from the Issuing Bank, a participation in such Letter of Credit or Bankers Acceptance equal to such Bank's pro rata share, of the face amount of such Letter of Credit or Bankers Acceptance, effective upon the issuance of such Letter of Credit or Bankers Acceptance; provided, however, that no Bank shall be required to acquire participations in Letters of Credit or Bankers Acceptances that would result in its Pro Rata Share, based upon its Commitment, of the LC Exposure exceeding its Commitment. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with subsection (f) below, such Bank's Pro Rata Share, of each unreimbursed LC Disbursement made by the Issuing Bank; provided, however, that the Banks shall not be obligated to make any such payment with respect to any wrongful payment or disbursement made under any Letter of Credit as a result of the failure in any material respect of the Issuing Bank or any confirming bank to comply with the obligations imposed on it with respect to such Letter of Credit by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 and subsequent revisions (the "Uniform Customs") or applicable law.

       (e) Each Bank acknowledges and agrees that its acquisition of participations pursuant to subsection (d) above in respect of Letters of Credit and Bankers Acceptances is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of any Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

       (f) Promptly after it shall have ascertained that any draft and any accompanying documents presented under a Letter of Credit or Bankers Acceptance appear to be in conformity with the terms and conditions of such Letter of Credit or Bankers Acceptance, the Issuing Bank shall give written or telecopy notice to Borrowers and the Agent of the receipt and amount of such draft and the date on which payment thereon will be made. If the Agent shall not have received from Borrowers the payment required pursuant to subsection (g) below by 12:00 noon, Chicago time, one Business Day after the date on which payment of a draft presented under any Letter of Credit or Bankers Acceptance has been made, the Agent shall promptly so notify the Issuing Bank and each Bank, specifying in the notice to each Bank such Bank's Pro Rata Share of such LC Disbursement. Each Bank shall pay to the Agent, not later than 2:00 p.m., Chicago time, on such date, such Bank's percentage of such LC Disbursement, which the Agent shall promptly pay to the Issuing Bank. The Agent will promptly remit to each Bank such Bank's percentage of any amounts subsequently received by the Agent from Borrowers in respect of such LC Disbursement; provided that (i) amounts so received for the account of any Bank prior to payment by such Bank of amounts required to be paid by it hereunder in respect of any LC Disbursement and (ii) amounts representing interest on any LC Disbursement for the period prior to the payment by such Bank of such amounts shall in each case be remitted to the Issuing Bank.

       (g) If the Issuing Bank shall pay any draft presented under a Letter of Credit or Bankers Acceptance under circumstances entitling it to reimbursement under succeeding provisions of this subsection (g), Borrowers shall pay to the Issuing Bank or to the Agent for the account of the Issuing Bank or, if the Agent shall have received the payments provided in subsection (f) above with respect to such drawing, for the accounts of the Banks, an amount equal to the amount of such draft before 12:00 noon, Chicago time, on the Business Day immediately following the date of payment of such draft, together with interest on such amount at a rate per annum equal to the interest rate in effect for Reference Rate Loans from (and including) the date of payment of such draft to (but excluding) the date of such payment by Borrowers. The obligation of Borrowers to pay the amounts referred to above in this subsection (g) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

       (i) any lack of validity or enforceability of any Letter of Credit or Bankers Acceptance;

       (ii) the existence of any claim, setoff, defense or other right which any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Agent, the Issuing Bank, any confirming bank or any Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the failure in any material respect of the Issuing Bank or confirming bank to comply with the obligations imposed on it with respect to such Letter of Credit by the Uniform Customs or applicable law) or any other Person in connection with this Agreement or any other transaction;

       (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Issuing Bank or confirming bank under such Letter of Credit against presentation of such draft or document shall not have constituted a failure in any material respect by the Issuing Bank or confirming bank to comply with the obligations imposed on it with respect to such Letter of Credit by the Uniform Customs or applicable law.

       (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply in any immaterial respect with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct; or

       (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the.result of gross negligence or wilful misconduct of the Issuing Bank.

       It is understood that in making any payment under a Letter of Credit (x) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not be deemed a failure in any material respect by the Issuing Bank or confirming bank to comply with the obligations imposed on it with respect to such Letter of Credit by the Uniform Customs or applicable law.

       (h) Neither the Issuing Bank nor its correspondents or agents, or any bank(s) or financial institution(s) used by the Issuing Bank in connection with the issuance of Letters of Credit ("Correspondent"), shall be responsible for (i) the use which may be made of the Letters of Credit or Bankers Acceptances or for any acts or omissions of the user(s) of the Letters of Credit or Bankers Acceptances; (ii) the existence, character, quality, quantity, condition, packing or value of the property purporting to be represented by the documents required by the terms of any Letters of Credit or Bankers Acceptances or presented in connection therewith ("Documents"); (iii) the time, place, manner or order in which shipment is made; (iv) except as otherwise provided in subsection 2.7(g)(iii), the validity, sufficiency, or genuineness of Documents, or of any endorsements thereon, even if such Documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged; (v) partial or incomplete shipment, or failure or omission to ship any or all of the property referred to in the Letters of Credit, Bankers Acceptances or the Documents; (vi) the character, adequacy, validity or genuineness of any insurance or solvency or responsibility of any insurer or any other risk connected with insurance; (vii) any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property referred to in the Letters of Credit, Bankers Acceptances or the Documents or the shipping thereof; (viii) the insolvency, responsibility or relationship to the property of any party issuing any documents in connection with the property referred to in the Letters of Credit; (ix) delay in arrival or failure to arrive of either the property referred to in the Letters of Credit or the Documents; (x) delay in giving or failure to give notice of arrival or any other notice; (xi) any breach of contract between the shipper(s) or vendor(s) and the consignee(s) or buyer(s); (xii) failure of any instrument to bear any reference or adequate reference to the Letter of Credit or Bankers Acceptances or failure of Documents to accompany any instrument at negotiation, or failure of any person to note the amount of any instrument on the reverse of the Letter of Credit or Bankers Acceptances or to send forward Documents apart from instruments as required by the terms of the Letter of Credit or Bankers Acceptances or to send forward Documents apart from instruments as required by the terms of the Letter of Credit or Bankers Acceptances, each of which provisions, if contained in the Letter of Credit or itself, it is agreed may be waived by the Issuing Bank or Correspondent; or (xiii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless or otherwise, whether or not they may be in cipher. Further, the Issuing Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its Correspondents. The occurrence of any one or more of the contingencies referred to in the preceding sentences of this subsection 2.7(h) shall not affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder or Borrowers' obligation to make reimbursement. Borrowers shall promptly examine (i) the copy of the Letter of Credit or Bankers Acceptance (and of any amendments thereof) sent to it by the Issuing Bank or Correspondent and (ii) all documents and instruments delivered to it from time to time by the Issuing Bank or Correspondent, and, in the event of any claim of noncompliance with Borrowers' instructions or other irregularity, will promptly notify the Issuing Bank and Correspondent thereof in writing, Borrowers being conclusively deemed to have waived any such claim against the Issuing Bank and Correspondent unless such notice is given within two Business Days following receipt by Borrowers of such Letter of Credit, amendment, document or instrument.

       (i) Upon any transfer, sale, delivery, surrender or endorsement of any bill of lading, warehouse receipt or other Document at any time(s) held by the Issuing Bank, or held for its account by any of its correspondents or agents, or any bank or financial institution used by the Issuing Bank in connection with the issuance of Letters of Credit or Bankers Acceptances, relative to the Letter of Credit or Bankers Acceptance, Borrowers will indemnify and hold the Issuing Bank and any such correspondent(s), agent(s), bank(s) and financial institution(s), harmless from and against each and every claim, demand, action or suit which may arise against the Issuing Bank or any correspondent(s), agent(s), bank(s) and financial institution(s), by reason thereof."

       2.8 REPAYMENT. Borrowers shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

       2.9     INTEREST.

               (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Fixed Rate, the Offshore Rate or the Reference Rate, as the case may be (and subject to Borrowers right to convert to other Types of Loans under Section 2.4), plus the Applicable Margin.

               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

               (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and other Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Reference Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan or Fixed Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Reference Rate plus 2%.

               (d) Anything herein to the contrary notwithstanding, the obligations of Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event Borrowers shall pay such Bank interest at the highest rate permitted by applicable law.

       2.10    FEES.

               (a) AGENCY FEE. Holding Co. shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between Holding Co. and the Agent dated November 15, 1996.

               (b) UNUSED LOAN FEE. If during any calendar quarter prior to the Termination Date (or portion of the calendar quarter for 1996 and the calendar quarter in which the Termination Date occurs), the average daily balance of the Revolving Loan is less than $45,000,000, Borrowers shall pay to Agent, for the ratable benefit of the Banks, in addition to any interest, late charges or liquidated damages due under this Agreement, an amount ("Unused Loan Fee") equal to the quotient of (i) an amount equal to (A) the positive difference between $45,000,000 and the average daily balance of the Revolving Loan during such calendar quarter (or portion of the calendar quarter for 1996 and the calendar quarter in which the Termination Date occurs), multiplied by
(B) a rate equal to 0.15%, divided by (ii) four. The amount of any Unused Revolving Loan Fee shall be payable within five days after determination thereof by Agent and notice to Borrowers of the amount thereof.

               (c) L/C FEES. Borrowers agree to pay (i) to the Agent, for the ratable benefit of the Banks, a per annum fee ("LC Issuance Fee"), payable quarterly, in arrears, prorated for any period less than one year based on the Issuing Bank's customary practices, (a) with respect to the Letters of Credit which are cash collateralized in a manner acceptable to the Issuing Bank, equal to 0.125% of the undrawn face amount of such Letter of Credit from time to time, and (b) with respect to all other Letters of Credit, equal to 0.375% of the undrawn face amount of such Letter of Credit from time to time, and in any event the LC Issuance Fee shall not be less than $150, plus (ii) to the Issuing Bank, for the Issuing Bank's own account and not for the account of any Bank, in addition to the LC Issuance Fee, the Issuing Bank's standard administrative operating fees and charges in effect from time to time for issuing and administering any Letter of Credit. In the event the Issuing Bank consents to the extension of the term ("Extended Term") of a Letter of Credit beyond the term specified in subsection 2.7(b) ("Extended Letter of Credit"), then Borrowers shall pay an additional LC Issuance Fee with respect to each Extended Letter of Credit for each year or partial year the terms of such Extended Letter of Credit extends beyond the term specified in subsection 2.7(b). With respect to the payment of any fees or expenses that become due hereunder, Borrowers authorize and direct the Agent, at its option, to cause such payment to be paid when due by charging such payment as a Revolving Loan advance against the Revolving Loan Commitment established pursuant to Section 2.1 of this Agreement.

       2.11    COMPUTATION OF FEES AND INTEREST.

               (a) All computations of interest for Reference Rate Loans when the Reference Rate is determined by BA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) Each determination of an interest rate by the Agent shall be conclusive and binding on Borrowers and the Banks in the absence of manifest error. The Agent will, at the request of Borrowers or any Bank, deliver to Borrowers or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

       2.12    PAYMENTS BY BORROWERS.

               (a) All payments to be made by Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Agent receives notice from Borrowers prior to the date on which any payment is due to the Banks that Borrowers will not make such payment in full as and when required, the Agent may assume that Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrowers have not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

       2.13    PAYMENTS BY THE BANKS TO THE AGENT.

               (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of Borrowers the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to Borrowers such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify Borrowers of such failure to fund and, upon demand by the Agent, Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

               (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

       2.14 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of Borrowers in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

       2.15 APPOINTMENT OF BORROWER REPRESENTATIVE. Each Borrower hereby designates Holding Co. as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit and Bankers Acceptances, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Bank may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                                   ARTICLE 3

                     TAXES, YIELD PROTECTION AND ILLEGALITY

       3.1     TAXES.

               (a) Any and all payments by Borrowers to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Borrowers shall pay all Other Taxes.

               (b) If Borrowers shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                        (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                        (ii) Borrowers shall make such deductions and withholdings;

                        (iii) Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) Borrowers shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

               (c) Borrowers agree to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

               (d) If any Bank becomes entitled to claim any indemnification payment pursuant to this Section 3.1, it shall notify Borrowers thereof within 90 days after such Bank becomes aware of the nature and extent of such claim and shall also notify Agent thereof. A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by a Bank to Borrowers shall be conclusive absent manifest error. Such certificate shall outline in reasonable detail the computation of any amounts claimed by it under this Section 3.1 and the assumptions underlying such computation. No Bank shall, however, be required to disclose, in such certificate or otherwise, any proprietary or confidential information. No Bank shall be entitled to any indemnification payment under this Section 3.1 unless it shall have notified Borrowers that it will demand indemnification not later than 90 days after the date on which the Bank becomes aware of the nature and extent of the claim.

               (e) Within 30 days after the date of any payment by Borrowers of Taxes, Other Taxes or Further Taxes, Borrowers shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

               (f) If Borrowers are required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrowers which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

       3.2     ILLEGALITY.

               (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to Borrowers through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and Borrowers that the circumstances giving rise to such determination no longer exist.

               (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, Borrowers shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If Borrowers are required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, Borrowers shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan.

               (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, Borrowers may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Reference Rate Loans.

               (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

       3.3     INCREASED COSTS AND REDUCTION OF RETURN.

               (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or Fixed Rate Loans, then Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

               (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to Borrowers through the Agent, Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

               (c) Upon receiving a demand to pay amounts pursuant to subsection 3.3(a) or 3.3(b), Borrowers may require the applicable Bank to provide an opinion from such Bank's legal counsel or independent accountants to the effect that (i) events of the type described in subsection 3.3(a) or 3.3(b), as the case may be, have occurred, and (ii) as a result of the occurrence of such events, the Bank has incurred costs of the type described in subsection 3.3(a) or 3.3(b), as the case may be. The fees and expenses of the legal counsel or independent accountants of the Bank shall be borne by Borrowers.

       3.4 FUNDING LOSSES. Borrowers shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

               (a) the failure of Borrowers to make on a timely basis any payment of principal of any Offshore Rate Loan or Fixed Rate Loan;

               (b) the failure of Borrowers to borrow, continue or convert a Loan after Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

               (c) the failure of Borrowers to make any prepayment in accordance with any notice delivered under Section 2.6;

               (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan or a Fixed Rate Loan on a day that is not the last day of the relevant Interest Period; or

               (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan or Fixed Rate Loan to a Reference Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or Fixed Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Borrowers to the Banks under this Section and under subsection 3.3(a), (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) each Fixed Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate used in determining the Fixed Rate for such Fixed Rate Loan by the issuance of Agent's certificate of deposit in a comparable amount and for a comparable period, whether or not such Fixed Rate Loan is in fact so funded.

       3.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate or the Fixed Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or Fixed Rate Loan, or that the Offshore Rate or the Fixed Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan or Fixed Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Fixed Rate Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrowers do not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by Borrowers, in the amount specified in the applicable notice submitted by Borrowers, but such Loans shall be made, converted or continued as Reference Rate Loans instead of Fixed Rate Loans or Offshore Rate Loans, as the case may be.

       3.6 RESERVES ON OFFSHORE RATE LOANS. Borrowers shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided Borrowers shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

       3.7 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article 3 shall deliver to Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.

       3.8 SUBSTITUTION OF BANKS. Upon the receipt by Borrowers from any Bank (an "Affected Bank") of a claim for compensation under Section 3.3, Borrowers may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to Borrowers to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

       3.9     SURVIVAL.  The agreements and obligations of Borrowers in this
Article 3 shall survive the payment of all other Obligations.


                                   ARTICLE 4

                              CONDITIONS PRECEDENT

       4.1 CONDITIONS OF INITIAL LOANS. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

               (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes executed by each party thereto;

               (b)      RESOLUTIONS; INCUMBENCY.

                        (i) Copies of the resolutions of the board of directors of each Borrower and each Subsidiary that may become party to
       a Loan   Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                        (ii) A certificate of the Secretary or Assistant Secretary of each Borrower, and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of such Borrower or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

               (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                        (i) the articles or certificate of incorporation and the bylaws of each Borrower and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Borrower or such Subsidiary as of the Closing Date; and

                        (ii) a good standing certificate for each Borrower and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Borrower or such Subsidiary is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

               (d) LEGAL OPINION. An opinion of Sonnenschein, Nath & Rosenthal, counsel to Borrowers and addressed to the Agent and the Banks, substantially in the form of Exhibit D;

               (e) PAYMENT OF FEES. Evidence of payment by Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrowers and BA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04;

               (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                        (i) the representations and warranties contained in Article 5 are true and correct on and as of such date, as though made on and as of such date;

                        (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                        (iii) there has occurred since July 31, 1996 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

               (g) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

       4.2 CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.4 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

               (a) NOTICE OF BORROWING OR CONVERSION/CONTINUATION. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

               (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article 5 shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided, however, that Borrowers may from time to time update the information set forth in the Schedules referred to in Article 5 for changes occurring subsequent to the Closing Date so long as the new matters set forth in the updated Schedules have not resulted in, and cannot reasonably be expected to result in, a Material Adverse Effect; and

               (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by Borrowers hereunder shall constitute a representation and warranty by Borrowers hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this
Section 4.2 are satisfied.


                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

       Borrowers, jointly and severally, represent and warrant to the Agent and each Bank that:

       5.1     CORPORATE EXISTENCE AND POWER.  Each Borrower and each of its
Subsidiaries:
               (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

               (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

               (d)      is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

       5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

               (a) contravene the terms of any of that Person's Organization Documents;

               (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

               (c)      violate any Requirement of Law.

       5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrowers or any of their Subsidiaries of this Agreement or any other Loan Document.

       5.4 BINDING EFFECT. This Agreement and each other Loan Document to which any Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of such Borrower and any of its

Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

       5.5 LITIGATION. Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, or its Subsidiaries or any of their respective properties which:

               (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

               (b) if determined adversely to such Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

       5.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by Borrowers. As of the Closing Date, neither any Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

       5.7     ERISA COMPLIANCE.  Except as specifically disclosed in Schedule
5.7:
               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       5.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
6.12 and Section 7.7. Neither any Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

       5.9 TITLE TO PROPERTIES. Each Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of each Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

       5.10 TAXES. Each Borrower and its Subsidiaries has filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

       5.11    FINANCIAL CONDITION.

               (a) The unaudited consolidated financial statements of Holding Co. and its Subsidiaries dated July 31, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                        (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                        (ii) fairly present the financial condition of Holding Co. and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                        (iii) except as specifically disclosed in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of Holding Co. and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

               (b)      Since July 31, 1996, there has been no Material Adverse
Effect.

       5.12    ENVIRONMENTAL MATTERS.  Except as specifically disclosed in
Schedule 5.12, each Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws and no Environmental Claims have been asserted against any Borrower or any of its Subsidiaries which in either case could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       5.13 REGULATED ENTITIES. No Borrower, no Person controlling any Borrower, and no Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

       5.14 NO BURDENSOME RESTRICTIONS. Neither any Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, any of which could reasonably be expected to have a Material Adverse Effect.

       5.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Each Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in
Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

       5.16 SUBSIDIARIES. As of the Closing Date, Borrowers have no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

       5.17 INSURANCE. Except as specifically disclosed in Schedule 5.17, the properties of each Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates. Agent and each Bank acknowledge and agree that the insurance coverages and insurers set forth in the summary of insurance provided by Borrowers prior to the Closing Date satisfies the requirements of this Section 5.17 as of the Closing Date.

       5.18 SWAP OBLIGATIONS. Neither any Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts.

       5.19 FULL DISCLOSURE. None of the representations or warranties made by any Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

       5.20 SUBORDINATED DEBT. The subordination provisions of the Indenture and the Senior Subordinated Notes are enforceable against the holders of the Senior Subordinated Notes by Agent and the Banks. All Obligations, including the Obligations to pay principal of and interest on the Obligations, constitute Senior Indebtedness entitled to the benefits of the subordination provisions contained in the Indenture and the Senior Subordinated Notes. The principal of and interest on the Notes and all other Obligations will constitute "senior indebtedness" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Borrowers acknowledge that Agent and each Bank are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Indenture and the Senior Subordinated Notes and this Section 5.20.

       5.21 TRANSFER OF OPERATING ASSETS. Pursuant to the Plan of Internal Restructuring, substantially all of the assets and related liabilities of Holding Co.'s operating, manufacturing, sales and marketing assets (but not Holding Co.'s intellectual property rights, other than pursuant to licenses of such rights by Holding Co. to Operating Co.), have been transferred by Holding Co. to Operating Co., effective as of January 31, 1998.


                                   ARTICLE 6

                             AFFIRMATIVE COVENANTS

       So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

       6.1 FINANCIAL STATEMENTS. Borrowers shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

               (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended January 31, 1997), a copy of the audited consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KMG Peat Marwick LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited as to the scope of audit or the financial condition of Borrowers and their Subsidiaries as a going concern; and

               (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended October 31, 1996), a copy of the unaudited consolidated balance sheet of Borrowers and their Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Borrowers and their Subsidiaries.

       6.2 CERTIFICATES; OTHER INFORMATION. Borrowers shall furnish to the Agent, with sufficient copies for each Bank:

               (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a statement of performance versus financial covenants included in Holding Co.'s annual report;

               (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

               (c) promptly, copies of all financial statements and reports that any Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that any Borrower or any Subsidiary may make to, or file with, the SEC;

               (d) Within 30 days after the beginning of each fiscal year Borrowers' "corporate business plan" in form and content reasonably acceptable to Agent together with appropriate supporting details as reasonably requested by Agent; and

               (e) promptly, such additional information regarding the business, financial or corporate affairs of any Borrower or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

       6.3     NOTICES.  Borrowers shall promptly notify the Agent and each
Bank:

               (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

               (b) of (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary; including pursuant to any applicable Environmental Laws; or (iv) any change in the financial condition or operations of any Borrower or any Subsidiary, which has resulted, or is likely to result, in a Material Adverse Effect;

               (c) of the occurrence of any of the following events affecting any Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Borrower or any ERISA Affiliate with respect to such event:

                        (i)      an ERISA Event;

                        (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                        (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Borrower or any ERISA Affiliate; or

                        (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

               (d) of any material change in accounting policies or financial reporting practices by any Borrower or any of its consolidated Subsidiaries.

               Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action (if any) the affected Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

       6.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. Each Borrower shall, and shall cause each Subsidiary to:

               (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

               (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section 7.2;

               (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

               (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

       6.5 MAINTENANCE OF PROPERTY. Each Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 7.2. Each Borrower and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

       6.6 INSURANCE. Each Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Agent and each Bank acknowledge and agree that the insurance coverages and insurers set forth in the summary of insurance provided by Borrowers prior to the Closing Date satisfied the requirements of this Section 6.6 as of the Closing Date.

       6.7 PAYMENT OF OBLIGATIONS. Each Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

               (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary;

               (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and

               (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

       6.8 COMPLIANCE WITH LAWS. Each Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

       6.9 COMPLIANCE WITH ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

       6.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Each Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in conformity with GAAP consistently applied. Each Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrowers. If any Default or Event of Default exists, such inspection shall be at the expense of Borrowers, otherwise it shall be at the expense of the Banks. If any Default or Event of Default exists, such inspection may be conducted at any time during normal business hours and without advance notice.

       6.11 ENVIRONMENTAL LAWS. Each Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

       6.12 USE OF PROCEEDS. Borrowers shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.


                                   ARTICLE 7

                               NEGATIVE COVENANTS

       So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

       7.1 LIMITATION ON LIENS. No Borrower shall, or shall suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

               (a) any Lien existing on property of any Borrower or any Subsidiary on the Closing Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date;

               (b)      any Lien created under any Loan Document;

               (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

               (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

               (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

               (f) Liens on the property of any Borrower or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

               (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for Borrowers and their Subsidiaries do not exceed $500,000;

               (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not interfere with the ordinary conduct of the businesses of Borrowers and their Subsidiaries;

               (i) purchase money security interests on any property acquired or held by Borrowers or their Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) such Lien attaches solely to the property so acquired in such transaction,
(ii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iii) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under subsection 7.6(e), $500,000;

               (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

               (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that, except for deposits serving as cash collateral for Letters of Credit, (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by any Borrower or any Subsidiary to provide collateral to the depository institution;

               (l) Liens on any property securing Indebtedness permitted to be incurred pursuant to subsections 7.6(d) and (g).

       7.2 NEGATIVE PLEDGE AGREEMENTS. No Borrower shall, or shall suffer or permit any Subsidiary to, directly or indirectly, become subject to any contractual restriction (other than restrictions set forth in this Agreement) that would limit or preclude such Borrower or such Subsidiary from granting liens on its assets to secure Indebtedness that is senior in right of payment to the Senior Subordinated Notes.

       7.3 DISPOSITION OF ASSETS. No Borrower shall, or shall suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

               (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

               (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

               (c) dispositions of inventory by any Borrower or any Subsidiary to any Borrower or any Subsidiary pursuant to reasonable business requirements;

               (d)      transfers of assets by any Subsidiary to any Borrower;
and

               (e) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by Borrowers and their Subsidiaries, together, shall not exceed in any fiscal year $500,000.

       7.4 CONSOLIDATIONS AND MERGERS. No Borrower shall, or shall suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or to liquidate or dissolve its business, except:

               (a) any Subsidiary may merge with any Borrower, provided that Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

               (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to any Borrower or another Wholly-Owned Subsidiary.

       7.5 LOANS AND INVESTMENTS. No Borrower shall purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of any Borrower (together, "Investments"), except for:

               (a) Investments held by any Borrower or Subsidiary in the form of cash equivalents or short term marketable securities;

               (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

               (c) extensions of credit by any Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

               (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) Borrowers deliver to the Agent not less than 30 days prior written notice of any such Acquisition,
(ii) the total consideration paid for any such Acquisition shall not exceed $20,000,000 at the time of such Investment, (iii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law, and (iv) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained.

       7.6 LIMITATION ON INDEBTEDNESS. No Borrower shall, or shall suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (a)      Indebtedness incurred pursuant to this Agreement;

               (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.9;

               (c)      Indebtedness evidenced by the Senior Subordinated
Notes;

               (d) Indebtedness existing on the Closing Date and set forth in Schedule 7.6;

               (e) Indebtedness secured by Liens permitted by subsection 7.1(i) in an aggregate amount outstanding not to exceed $500,000;

               (f) Indebtedness incurred in connection with leases permitted pursuant to Section 7.11; and

               (g) Indebtedness incurred for business purposes which, together with additional Indebtedness permitted by the foregoing subsections of this Section 7.6 (excluding Indebtedness represented by the Senior Subordinated Notes and Indebtedness incurred under this Agreement) does not exceed $8,000,000 in the aggregate at any time outstanding.

       7.7 TRANSACTIONS WITH AFFILIATES. No Borrower shall, or and shall suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of Borrower, except upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary; provided, however, that the provisions of this Section 7.7 shall not preclude the loans to certain executive officers of Holding Co. described on Schedule 7.7, or any transaction between Borrowers.

       7.8 USE OF PROCEEDS. No Borrower shall, or shall suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

       7.9 CONTINGENT OBLIGATIONS. No Borrower shall, or shall suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

               (a) endorsements for collection or deposit in the ordinary course of business; and

               (b) Contingent Obligations of Borrowers and their Subsidiaries existing as of the Closing Date and listed in Schedule 7.9.

       7.10 JOINT VENTURES. No Borrower shall, or shall suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business and other than foreign joint ventures related to the current lines of business of Borrowers and their Subsidiaries.

       7.11 LEASE OBLIGATIONS. No Borrower shall, or shall suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

               (a) leases of Borrowers and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

               (b) operating leases entered into by any Borrower or any Subsidiary after the Closing Date in the ordinary course of business;

               (c) leases entered into by any Borrower or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions permitted under subsection 7.2(d);

               (d)      capital leases other than those permitted under clauses
(a) and (c) of this Section, entered into by any Borrower or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate annual rental payments for all such capital leases shall not exceed in any fiscal year $2,000,000.

       7.12 RESTRICTED PAYMENTS. No Borrower shall, or shall suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

               (a) any Borrower and any Wholly-Owned Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock;

               (b) any Borrower and any Wholly-Owned Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

               (c) any Borrower and any Wholly-Owned Subsidiary may declare or pay cash dividends to its stockholders solely out of net income of Borrowers and their Subsidiaries arising after January 31, 1996 and computed on a cumulative consolidated basis, provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist; and

               (d)      any Subsidiary may pay dividends to any Borrower.

       7.13 ERISA. No Borrower shall, or shall suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of Borrowers in an aggregate amount in excess of $100,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       7.14 CHANGE IN BUSINESS. No Borrower shall, or shall suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Borrower and its Subsidiaries on the date hereof.

       7.15 ACCOUNTING CHANGES. No Borrower shall, or shall suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of any Borrower or of any Subsidiary.

       7.16 AMENDMENT OF INDENTURE. Borrowers shall not participate in or permit any modification of the Indenture which would in any respect amend, modify or impair the extent and manner in which the subordination provisions of the Indenture extend to the benefit of the Banks with respect to the Obligations.

       7.17 CONSOLIDATED LIQUIDITY RATIO. Borrowers shall not permit their Consolidated Liquidity Ratio as of the end of any fiscal quarter to be less than 1.25 to 1.0.

       7.18    CONSOLIDATED SENIOR FUNDED DEBT TO CASH FLOW RATIO.   Borrowers
shall not permit their Consolidated Senior Funded Debt to Cash Flow Ratio as of the end of any fiscal quarter to exceed 2.0 to 1.0.

       7.19 CONSOLIDATED TOTAL FUNDED DEBT TO CASH FLOW RATIO. Borrowers shall not permit their Consolidated Total Funded Debt to Cash Flow Ratio as of the end of any fiscal quarter to exceed 3.5 to 1.0.

       7.20 CONSOLIDATED INTEREST COVERAGE RATIO. Borrowers shall not permit their Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.0 to 1.0.

                                   ARTICLE 8

                               EVENTS OF DEFAULT

       8.1 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

               (a) NON-PAYMENT. Borrowers fail to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

               (b) REPRESENTATION OR WARRANTY. Any representation or warranty by any Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

               (c) SPECIFIC DEFAULTS. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2,
6.3 or 6.9 or in Article 7; or

               (d) OTHER DEFAULTS. Any Borrower or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to Borrowers by the Agent or any Bank; or

               (e) CROSS-DEFAULT. Any Borrower or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

               (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. Any Borrower or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

               (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000, (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $100,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or

               (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

               (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against any Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (k)      CHANGE OF CONTROL.  There occurs any Change of Control;
or

               (l) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of any Borrower or any Subsidiary, or any Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or any Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

               (m) INVALIDITY OF SUBORDINATION PROVISIONS. The subordination provisions of the Indenture or any agreement or instrument governing any other Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

       8.2 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

               (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

               (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers; and

               (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

       8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE 9

                                   THE AGENT

       9.1 APPOINTMENT AND AUTHORIZATION; "AGENT". Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

       9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

       9.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Subsidiary or Affiliate of any Borrower.

       9.4     RELIANCE BY AGENT.

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

               (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

       9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article 8; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

       9.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of Borrowers and their Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of Borrowers which may come into the possession of any of the Agent-Related Persons.

       9.7 INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

       9.8 AGENT IN INDIVIDUAL CAPACITY. BA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates as though BA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BA or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BA in its individual capacity.

       9.9 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and Borrowers, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 9 and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

       9.10    WITHHOLDING TAX.

               (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                        (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                        (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

               (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                        (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                   ARTICLE 10

                                 MISCELLANEOUS

       10.1    AMENDMENT AND RESTATEMENT; AMENDMENTS AND WAIVERS.

               (a) This Agreement amends and restates in its entirety the Original Credit Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall, subject to this Section 10.1(a), be superseded hereby and thereby. All references to "Credit Agreement" contained in the other Loan Documents delivered in connection with the Original Credit Agreement shall be deemed to refer to this Amended and Restated Credit Agreement. Notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, the Obligations owing to the Banks and the Agent by Borrower under the Original Credit Agreement remain outstanding as of the date hereof and constitute continuing Borrowers' Obligations hereunder. The Obligations shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations. In furtherance of and without limiting the foregoing, from and after the date of this Agreement, the terms, conditions and covenants governing the Obligations shall be solely as set forth in this Agreement, which shall supersede the Original Credit Agreement in its entirety.

               (b) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and Borrowers and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and Borrowers and acknowledged by the Agent, do any of the following:

               (i) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

               (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

               (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

               (v) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (vi) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

       10.2    NOTICES.

               (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by Borrowers or Borrower Representative by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to Borrowers or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrowers and the Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by



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

facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article 2 or 9 to the Agent shall not be effective until actually received by the Agent.

               (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrowers to give such notice and the Agent and the Banks shall not have any liability to Borrowers or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

       10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       10.4    COSTS AND EXPENSES.  Borrowers shall:

               (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BA (including in its capacity as Agent) and each Bank within five Business Days after demand (subject to subsection 4.1(f)) for all reasonable costs and expenses incurred by BA (including in its capacity as Agent) and each Bank in connection with the development, preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BA (including in its capacity as Agent) and any Bank with respect thereto; and

               (b) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to subsection 4.1(f)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

       10.5 BORROWERS' INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, each Borrower, jointly and severally, shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

       10.6 PAYMENTS SET ASIDE. To the extent that Borrowers make a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

       10.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

       10.8    ASSIGNMENTS, PARTICIPATIONS, ETC.

               (a) Any Bank may, with the written consent of the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount equal to the lesser of (i) $5,000,000 or (ii) the remaining amount of such Bank's Commitments; provided, however, that Borrowers and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500.

               (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, Borrowers shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

               (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating

Bank shall remain solely responsible for the performance of such obligations, (_)(iii) Borrowers and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

               (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

       10.9 CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by Borrowers and provided to it by any Borrower or any Subsidiary, or by the Agent on such Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with any Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than any Borrower, provided that such source is not bound by a confidentiality agreement with any Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder;
(H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

       10.10 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to Borrowers, any such notice being waived by Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of any Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify Borrowers and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

       10.11 AUTOMATIC DEBITS OF FEES. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, BA or BA under the Loan Documents, Borrowers hereby irrevocably authorize

BA to debit any deposit account of any Borrower with BA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

       10.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

       10.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

       10.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

       10.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

       10.16 DESIGNATED SENIOR INDEBTEDNESS. The Obligations are hereby designated by Borrowers as "Designated Senior Indebtedness", as defined in the Indenture.

       10.17   GOVERNING LAW AND JURISDICTION.

               (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWERS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWERS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWERS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

       10.18 WAIVER OF JURY TRIAL. BORROWERS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO

CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWERS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       10.19 JOINT AND SEVERAL LIABILITY. Each Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Agent and the Banks by each other Borrower.

       10.20 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrowers, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.


                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the Borrowers, the Banks and the Agent have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SPECIALTY EQUIPMENT COMPANIES, INC.


By:
   ------------------------------------------------
     Name:
          -----------------------------------------
     Title:
           ----------------------------------------

SPECIALTY EQUIPMENT MANUFACTURING CORPORATION


By:
   ------------------------------------------------
     Name:
          -----------------------------------------
     Title:
           ----------------------------------------


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent


By:
   ------------------------------------------------
     Name:
          -----------------------------------------
     Title:
           ----------------------------------------

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Bank


By:
   ------------------------------------------------
     Name:
          -----------------------------------------
     Title:
           ----------------------------------------

HARRIS TRUST AND SAVINGS BANK, as a Bank


By:
   ------------------------------------------------
     Name:
          -----------------------------------------
     Title:
           ----------------------------------------

THE FIRST NATIONAL BANK OF CHICAGO, as a Bank


By:
   ------------------------------------------------
     Name:
          -----------------------------------------
     Title:
           ----------------------------------------